Exhibit 99.1

CUSIP NUMBER 74467Q103	13G

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: January 11, 2022

Draper Fisher Jurvetson Fund VIII, L.P.

By: Draper Fisher Jurvetson Fund VIII Partners, L.P.
(general partner)

By: DFJ Fund VIII, Ltd., its general partner

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

Draper Fisher Jurvetson Fund VIII Partners, L.P.

By: DFJ Fund VIII, Ltd., its general partner

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

DFJ Fund VIII, Ltd.

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

CUSIP NUMBER 74467Q103	13G

Draper Fisher Jurvetson Partners VIII, LLC

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Member

Draper Associates, L.P.

By: Draper Management Company, LLC (General
Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Associates Riskmasters Fund II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Associates Riskmasters Fund III, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper
Timothy Draper

/s/ John H. N. Fisher
John H. N. Fisher